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ACTION ACQUISITION CORPORATION
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(Name of Registrant as Specified In Its Articles)

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ACTION ACQUISITION CORPORATION
c/o Shenzhen ORB-Fortune New-Material Co., Ltd
Room O-R, Floor 23, Building A, Fortune Plaza
Shennan Road, Futian District, Shenzhen
Guangdong, People’s Republic of China

INFORMATION STATEMENT

Notice of Meeting of Shareholders to Be Held on November 2, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Summary

This Information Statement is being furnished to the holders of outstanding ordinary shares, par value $0.000128 per share, and preference shares, par value $0.000128 per share of Action Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), as of September 23, 2010 (the "Record Date"), in connection with the following amendments to the Company's Memorandum and Articles of Association (together, the “Charter Amendments”):

1.	By special resolution, to change the name of the Company to ORB Automotive Corporation (Proposal No. 1); and

2.
By ordinary resolution, to effect a one-for-three (1-for-3) consolidation of the Company's issued and outstanding ordinary shares as of the Record Date and to increase the amount of the Company's  authorized ordinary shares from thirty-nine million sixty-two thousand five hundred (39,062,500) shares to one hundred million (100,000,000) shares. Any fractional shares resulting from the consolidation will be rounded up to the nearest whole share (Proposal No. 2).

The Company’s Board of Directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since a small group of the Company’s shareholders, holding approximately 90% of the voting rights of the Company, has indicated to the Company that they intend to vote in favor of the Charter Amendments. The general meeting of shareholders is to be held on November 2, 2010, at 9:00 p.m. local time, at the Company’s principal executive offices located at Room O-R, Floor 23, Building A, Fortune Plaza, Shennan Road, Futian District, Shenzhen, Guangdong, People’s Republic of China, and at any adjournments thereof.

Background

Effective September 10, 2010, Action Acquisition Corporation (“Action”) and its controlling shareholders entered into a share exchange agreement with Grand Power Capital, Inc., a British Virgin Islands business company (“GPC”) and its shareholders. Pursuant to the agreement, all of the shareholders of GPC exchanged their shares for a total of 10,129,725 ordinary shares and 98,885.37 preference shares of Action. Each preference share has identical rights as ordinary shares except that each preference share is entitled to 100 votes per share on each matter submitted to for voting the shareholders and each preference share is convertible into 100 ordinary shares.

In addition, pursuant to the transaction, Mr. Karl Brenza resigned as President and Chief Executive Officer of Action and Messrs. David Richardson and Joseph Rozelle resigned as directors of the Company. Mr. Junning Ma was appointed Chairman, President, and a director of Action, Mr. Guangning Xu was appointed Vice Chief Financial Officer and Secretary, and Mr. Morgan Simpson was appointed an independent director of Action.

The share exchange agreement was adopted by the unanimous consent of the Board of Directors of both Action and GPC. All of the shareholders of GPC were signatories to the agreement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  HOWEVER, YOU ARE ENTITLED TO ATTEND THE GENERAL MEETING AND VOTE IN PERSON OR BY PROXY ON THESE MATTERS.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.  All references to “$” or “dollars” refer to U.S. dollars unless otherwise noted.

This Information Statement is first being sent to shareholders on or about October 11, 2010.

Record Date

The Company’s board of directors, adopted, by unanimous written consent, resolutions (i) recommending the Charter Amendments , and (ii) calling an extraordinary general meeting to be held on November 2, 2010 of the holders of ordinary and preference shares of the Company as of the close of business on September 23, 2010 (the “Record Date”).

Pursuant to the Company’s Articles of Association and the laws of the Cayman Islands, approval of the Charter Amendments requires the following affirmative vote of the Company’s shareholders:

1.	For Proposal No. 1, two-thirds of the shareholders who vote at a general meeting; and

2.	For Proposal No. 2, a majority of the shareholders who vote at a general meeting.

The Company’s board of directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since a small group of the Company’s shareholders, holding approximately 90% of the voting rights of the Company, has indicated to the Company that it intends to vote for the Charter Amendments which will take effect upon making the necessary filings with the Cayman Islands Registrar of Companies.  Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only.  However, you are entitle to attend and vote at the meeting or submit your proxy to us to vote on these matters.

Voting Securities

The voting securities of the Company as of the Record Date were its (i) ordinary shares, of which 14,651,922 were issued and outstanding and (ii) preference shares, of which 98,885.37 were issued and outstanding.  All outstanding ordinary shares are entitled to one vote on each matter submitted for voting by the shareholders, and all outstanding preference shares are entitled to 100 votes per share on each matter submitted for voting by the shareholders.

Security Ownership of Certain Beneficial Holders

The following table sets forth, as of September 23, 2010, the number of ordinary shares and preference shares held of record and beneficially by our current and former executive officers, directors and persons who hold 5% or more of the total voting power of our outstanding capital stock, as well as the number of shares to be held of record and beneficially by such persons immediately following the consummation of the proposed share consolidation and preference conversion. As of September 23, 2010, we had 14,651,922 ordinary shares and 98,885.37 preference shares issued and outstanding and, assuming the voting power of the preference shares on an “as converted” basis, the total voting securities issued and outstanding are 24,540,459 shares.  Presuming the passage of Proposal No. 2 and the post-consolidation conversion of the preference shares, immediately following the meeting of shareholders, we will have 14,772,510 ordinary shares and no preference shares issued and outstanding.

	Pre-Share Consolidation And Preference Conversion				Post-Share Consolidation And Preference Conversion
Name and Address of Beneficial Owner	Number and Title of Shares Beneficially Owned(1)	% Ordinary Shares(2)	% Preference Shares(2)(3)	% Total Voting Power(2)(4)	Number of Ordinary Shares Beneficially Owned(1)	% Total Voting Power(5)

5% or greater shareholders

Karl Brenza (6) Skyline Investors, LLC Maxim Group LLC c/o Maxim Group LLC 405 Lexington Avenue 2nd Floor New York, NY 10174	3,523,922 Ordinary	24.05%	0%	14.36%	1,174,641	7.95%

Junning Ma (7) c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	98,885.37 Preference 4,476,978 Ordinary	30.56%	100%	58.54%	11,380,863	77.04%

Apollo Enterprises International Inc. c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	98,885.37 Preference	0%	100%	40.29%	9,888,537	66.39%

Aubo Automobile Inc. c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	2,238,489 Ordinary	15.28%	0%	9.12%	746,163	5.05%

Universal Kingdom International Ltd. c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong, PRC 518040	2,238,489 Ordinary	15.28%	0%	9.12%	746,163	5.05%

Sheng Zhou (8) c/o Good Energy Enterprise Ltd. 1601, South Tower Poly International Plaza No.1 Pazhou Road East, Haizhu District, Guangzhou, PRC	5,652,747 Ordinary	38.58%	0%	23.03%	1,884,249	12.76%

	Pre-Share Consolidation And Preference Conversion				Post-Share Consolidation And Preference Conversion
Name and Address of Beneficial Owner	Number and Title of Shares Beneficially Owned(1)	% Ordinary Shares(2)	% Preference Shares(2)(3)	% Total Voting Power(2)(4)	Number of Ordinary Shares Beneficially Owned(1)	% Total Voting Power(5)
Golden Grand Enterprises Ltd. 1601, South Tower Poly International Plaza No.1 Pazhou Road East, Haizhu District, Guangzhou, PRC	3,617,757 Ordinary	24.69%	0%	14.74%	1,205,919	8.16%

Good Energy Enterprise Ltd. 1601, South Tower Poly International Plaza No.1 Pazhou Road East, Haizhu District, Guangzhou, PRC	1,401,882 Ordinary	9.57%	0%	5.71%	467,294	3.16%

Huge Pine Development Ltd. 1601, South Tower Poly International Plaza No.1 Pazhou Road East, Haizhu District, Guangzhou, PRC	633,108 Ordinary	4.32%	0%	2.58%	211,036	1.43%

Current and Former Officers and Directors (other than Messrs. Brenza and Ma, whose share ownership is referenced under the heading 5% of greater shareholders)

Guangning Xu (9)	0	0	0	N/A	0	N/A

Joseph Rozelle (10)	781,250 Ordinary	5.33%	*	3.18%	260,416	1.76%

David Richardson (11)	0	0	0	N/A	0	N/A

Morgan Simpson (12)	0	0	0	N/A	0	N/A

All current and former officers and directors as a group (6 persons)	8,782,150 Ordinary 98,885.37 Preference	59.94%	100%	76.08%	12,815,920

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has ownership of and voting power and investment power with respect to our ordinary shares or preference shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)
Based on 14,651,922 ordinary shares and 98,885.37 preference shares issued and outstanding after the closing of the transactions contemplated by the Share Exchange Agreement between the Company and Grand Power Capital, Inc., dated September 10, 2010, and pursuant to which the shareholders of Grand Power Capital, Inc. exchanged all of their ordinary shares for capital stock of the Company (the “Share Exchange”).

(3)
Each preference share is convertible into 100 ordinary shares (subject to customary adjustments for stock splits, combinations, or equity dividends on ordinary shares). Holders of preference shares vote with the holders of ordinary shares on all matters on an “as converted” basis.

(4)
Percentage of Total Voting Power represents total ownership with respect to all shares of our ordinary shares and preference shares, as a single class and on an “as converted” basis giving effect to the 100-for-1 conversion rights of the preference shares.

(5)
Based on 24,540,459 ordinary shares and no preference shares issued and outstanding after the share consolidation contemplated by Proposal No. 2 and the post-consolidation conversion of 98,885.37 preference shares into 9,888,537 ordinary shares.

(6)
Effective as of August 31, 2010, in connection with the acquisition of 3,523,922 ordinary shares by Skyline, Mr. Brenza became our Chief Executive Officer and President.  Mr. Brenza resigned as our Chief Executive Officer and President effective as of the Closing Date.  Mr. Brenza does not hold any shares in the Company directly but has sole voting and dispositive power with respect to the shares held by Skyline.  Mr. Brenza is a Managing Director of both Skyline and Maxim, which is deemed the beneficial owner of all of the shares held by Skyline.  Mr. Brenza disclaims beneficial ownership of these shares.

(6)
Effective as of the closing of the Share Exchange, Mr. Ma became our Chairman, Chief Executive Officer and President.  Mr. Ma does not hold any shares in the Company directly but has sole voting and dispositive power with respect to the shares held by the following former GPC Shareholders:  Apollo Enterprises International Inc., Aubo Automobile, Inc. and Universal Kingdom International Ltd.  Mr. Ma is a Director of Apollo Enterprises International, Inc. and  the President and Chief Executive Officer of Aubo Automobile, Inc. and Universal Kingdom International, Ltd.  These shares were all acquired in connection with the closing of the transactions contemplated by the Share Exchange Agreement.

(7)
Mr. Zhou does not hold any shares in the Company directly but has sole voting and dispositive power with respect to the shares held by the following former GPC Shareholders:  Golden Grand Enterprises Ltd, Good Energy Enterprise Ltd. and Huge Pine Development Ltd.  Mr. Zhou is the Managing Partner of each of these entities.  These shares were all acquired in connection with the closing of the transactions contemplated by the Share Exchange Agreement.

(8)
Effective as of the closing of the Share Exchange, Mr. Xu became our Vice Chief Financial Officer and Secretary.  Mr. Xu’s address is c/o Shenzhen ORB-Fortune New-Material Co., Ltd, Room O-R, Floor 23, Building A, Fortune Plaza, Shennan Road, Futian District, Shenzhen, Guangdong, PRC 518040.

(9)
Effective as of the closing of the Share Exchange, Mr. Rozelle resigned as our Secretary.  He also submitted his resignation as a director, such resignation will be effective as of [October 21, 2010 (the 10th day following the date we mail an information statement to our shareholders in compliance with Rule 14f-1 promulgated under the Exchange Act)].  Mr. Rozelle’s address is c/o Nautilus Global Business Partners, 700 Gemini, Suite 100, Houston, TX 77058.  Mr. Rozelle does not hold any shares of the Company directly but retains sole voting and dispositive power over the shares held by Nautilus Global Business Partners.

(10)	Mr. Richardson resigned as a director of the Company effective as of August 31, 2010 in connection with the acquisition by Skyline of 3,523,922 ordinary shares of the Company.

(11)
Mr. Simpson has been appointed a director of the Company, such appointment will become effective on [October 21, 2010 (the 10th day following the date we mail an information statement to our shareholders in compliance with Rule 14f-1 promulgated under the Exchange Act)].

Quorum

Shareholders holding at least a majority of the paid up voting share capital of the Company must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Meeting Date

NOTICE IS HEREBY GIVEN that the general meeting of shareholders will be held on November 2, 2010, at 9:00 p.m. local time, at the Company’s principal executive offices located at Room O-R, Floor 23, Building A, Fortune Plaza, Shennan Road, Futian District, Shenzhen, Guangdong Province, China, and at any adjournments thereof.

Resolutions Passed and Votes Required

Pursuant to the Company’s Articles of Association and the laws of the Cayman Islands, approval of the Charter Amendments requires the following affirmative vote of the Company’s shareholders:

1.	For Proposal No. 1, two-thirds of the shareholders who vote in person or by proxy at a general meeting; and

2.	For Proposal No. 2, a majority of the shareholders who vote in person or by proxy at a general meeting.

Appraisal or Similar Rights

No action is proposed herein for which the laws of the Cayman Islands or the Articles of Association of the Company provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

PROPOSAL NO. 1

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION
 TO CHANGE THE NAME OF THE CORPORATION

A small group of shareholders controlling approximately 90% of the voting rights of the Company has indicated to the Company that it intends to vote in favor of the amendment to the Company’s Articles to change the name of the Company from “Action Acquisition Corporation” to “ORB Automotive Corporation”.  Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only. However, shareholders are entitled to attend and vote at the meeting or to submit a proxy to vote on this matter.

Reasons for Amendment

On September 10, 2010, the Company and its then controlling shareholders entered into a share exchange agreement with Grand Power Capital, Inc., a British Virgin Islands business company (“GPC”), and its shareholders.  GPC, through its wholly owned subsidiary, Shenzhen ORB-Fortune New-Material Co., Ltd (“ORB-Fortune”), manufactures and develops automotive sealants and related auto parts products for sale throughout China. Pursuant the share exchange agreement, all of the shareholders of GPC exchanged their shares for a total of 10,129,725 ordinary shares and 98,885.37 preference shares of Action. Each preference share has identical rights as ordinary shares except that each preference share is entitled to 100 votes on matters submitted to a vote of shareholders and is convertible into 100 ordinary shares. As a result of the share exchange GPC became a wholly owned subsidiary of the Company.

The proposed corporate name change from “Action Acquisition Corporation” to “ORB Automotive Corporation” would more clearly identify the Company’s business with that of its Chinese operating subsidiary as a manufacturer and developer of automotive sealants and related auto parts products for sale in China.  ORB-Fortune is well-known and respected under the trademarked brand name “ORB.”

The Company has determined that shareholders holding the necessary number of votes to approve the foregoing proposal will vote in favor of its adoption.  Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.  HOWEVER, YOU ARE ENTITLED TO ATTEND THE MEETING AND VOTE IN PERSON OR BY PROXY.

PROPOSAL NO. 2

AMENDMENT TO MEMORANDUM AND ARTICLES OF ASSOCIATION
 TO CONSOLIDATE AND INCREASE THE COMPANY’S SHARE CAPITAL

A small group of shareholders controlling approximately 90% of the voting rights of the Company has indicated to the Company that it intends to vote in favor of a one-for-three (1 for 3) consolidation of the Company's issued and outstanding ordinary shares as of the Record Date and to increase the amount of the Company's authorized ordinary shares from thirty-nine million sixty-two thousand five hundred (39,062,500) shares to one hundred million (100,000,000) shares. Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only. However, shareholders are entitled to attend and vote at the meeting or to submit a proxy to vote on this matter.

Reasons for Amendment

The Company’s board of directors believes that the proposed amendments to the Company’s share capital will allow the Company’s existing holder of preference shares to convert its preference shares into ordinary shares of the Company and make the Company’s share capital structure more attractive to prospective business venture partners or future investors.  The conversion of the preference shares would simplify the Company’s capital structure and the board of directors believes that increasing the Company’s authorized share capital will provide the Company with greater flexibility to pursue acquisition candidates, fundraising opportunities or take other actions to enhance shareholder value.  The board of directors believes that the consolidation and increase in the Company’s share capital will provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, share sales, grants or awards under future management incentive and employee benefit plans and programs, share splits or share dividends and for other general corporate purposes.

Although it is generally expected that a share consolidation will result in a proportionate increase in the market price of the consolidated shares, since there is no active trading market for our ordinary shares, there will be no change in the market price of our ordinary shares.

As result of the consolidation and increase in share capital, the par value of the Company’s ordinary shares will change from $0.000128 per share to $0.000384 per share and the Company’s total number of authorized ordinary shares will be increased to 100,000,000 ordinary shares.  No changes will be made to the total number of authorized preference shares as a result of the proposed actions contemplated hereby.

As of September 23, 2010, there were 14,651,922 ordinary shares outstanding and 98,885.37 preference shares outstanding. The preference shares will be automatically converted into an aggregate 9,888,537 ordinary shares following the consolidation.  As a result, immediately following the consolidation and giving effect to the conversion of the preference shares, we will have 14,722,511 ordinary shares and no preference shares issued and outstanding.

Ordinary Shares

Each additional ordinary share authorized by the Amendment to the Company's Articles and Memorandum of Association will have the same rights and privileges as each such share currently authorized or outstanding.

Each shareholder is entitled to one vote for each ordinary share held on all matters submitted to a vote of the shareholders. Cumulative voting is not provided for in our Memorandum and Articles of Association, as currently in effect, which means that the majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preference stock outstanding at any given time, the holders of outstanding ordinary shares are entitled to receive dividends ratably out of assets legally available therefore at times and in amounts as our board of directors may determine. Ordinary shares are not entitled to preemptive rights and are not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of ordinary shares are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred share. There are no sinking fund provisions applicable to the ordinary shares.

Authorized but unissued ordinary shares may be issued at such times, for such purposes and for such consideration as the board of directors may determine to be appropriate without further authority from the Company’s shareholders, except as otherwise required by applicable law.

Preference Shares

Holders of outstanding preference shares have identical rights as holders of ordinary shares except that (i) they are entitled to 100 votes for each preference share on all matters to be voted on by shareholders and (ii) their preference shares are convertible to 100 ordinary shares upon approval of the Amendment set forth in this Proposal No. 2.  With respect to the unissued preference shares, the board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the our existing shareholders or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

The Company has determined that shareholders holding the necessary number of votes to approve the foregoing proposal.  Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance.   This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY.  HOWEVER, YOU ARE ENTITLED TO ATTEND THE MEETING AND VOTE IN PERSON OR BY PROXY.

The Charter Amendments set forth in Proposals No. 1 and No. 2 above will be effective upon approval and, to the extent required, filing any and all appropriate documentation with the Cayman Islands Registrar of Companies, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

THE SHARE EXCHANGE

Effective September 10, 2010, the Company, and its then controlling shareholders entered into and consummated a share exchange with GPC and the GPC shareholders. Pursuant to the terms of a Share Exchange Agreement among the parties (the “Share Exchange Agreement”), all of the issued and outstanding shares of GPC were exchanged for shares of Action. As a result of the share exchange, an aggregate of 10,129,725 ordinary shares and 98,885.37 preference shares of the Company’s capital stock were issued to the GPC shareholders and GPC became a wholly owned subsidiary of Action.

In addition, the following actions occurred under the terms of the Share Exchange Agreement:

•
In connection with the share exchange, Action issued an aggregate of 10,129,725 ordinary shares and 98,885.37 preference shares to GPC shareholders. With the exception of the shares of GPC held by Apollo Enterprises International, Inc., each share of GPC stock was exchanged for approximately 1,327 ordinary shares of Action. The remaining shares of GPC held by Apollo Enterprises International, Inc. were exchanged for an aggregate of 98,885.37 preference shares of Action. Each preference share shall be automatically convertible into 100 ordinary shares of Action upon receipt of the approval by the Company’s shareholders of a proposed increase in the number of authorized ordinary shares from 39,062,500 shares to 100,000,000 shares. Upon effectiveness of the share exchange, the Company had 14,651,922 ordinary shares and 98,885.37 preference shares issued and outstanding.

•
As a condition to the closing of the share exchange, Junning (Marco) Ma and Morgan Simpson were appointed to the board of directors of the Company, with Mr. Ma being named Chairman of the board. Mr. Rozelle submitted his resignation as a director, which will be effective on [October 21, 2010 (the 10th day following the date we mail an information statement to our shareholders in compliance with Rule 14f-1 promulgated under the Exchange Act)]. Mr. Simpson’s appointment will be effective on the same date as Mr. Rozelle’s resignation.

•
Also as a condition to the closing of the share exchange, Mr. Brenza resigned as the Chief Executive Officer of the Company, Mr. Ma was appointed Chief Executive Officer and President and Mr. Guangning Xu was appointed Vice Chief Financial Officer and Secretary.

The Share Exchange Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements.

The share exchange was adopted by the unanimous consent of the boards of directors of both Action and GPC. In addition, all of the shareholders of GPC were signatories to the agreement. Under the laws governing the Cayman Islands and British Virgin Islands, no shareholder votes were required to effect the transaction.  In entering into the share exchange, Action’s directors took into consideration a number of factors including the exiting business of GPC and the business prospects of GPC and ORB-Fortune. GPC’s directors took into consideration a number of factors including the shareholder base of Action and its desire to become a public entity.

As a result of the share exchange, GPC became a wholly owned subsidiary of the Company and, assuming the conversion of the 98,885.37 preference shares issued to Apollo Enterprises International, Inc. in connection with the share exchange, the GPC shareholders hold approximately 90% of the Company's outstanding capital stock and the shareholders of the Company immediately prior to the consummation of the share exchange hold 10% of the issued and outstanding shares of the Company's capital stock.

For accounting purposes, GPC is deemed to be the parent and accounting acquirer of the Company. Subsequent to the transaction, for accounting purposes, GPC will be deemed to be the successor corporation and its historical financial information will become the Company’s historical financial information.  The share exchange transaction is intended to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code.

Immediately prior to the share exchange, Action had authorized 39,062,500 ordinary shares, $.000128 par value, of which 4,522,197 were issued and outstanding, and 781,250 preference shares, $.000128 par value, of which no shares were outstanding. In connection with the share exchange, the Company issued an aggregate of 10,129,725 ordinary shares and 98,885.37 preference shares to the GPC shareholders. Upon effectiveness of the share exchange, the Company had 14,651,922 ordinary shares and 98,885.37 preference shares outstanding. Each preference share has identical rights as 100 ordinary shares except that each preferred share is convertible to 100 ordinary shares upon the approval by the Company’s shareholders of the increase of its authorized ordinary shares from 39,062,500 to 100,000,000. As a result of the share exchange, the preexisting shareholders of the Company own 10% of the outstanding voting securities of the Company post transaction.

As of the Record Date, the Company had authorized 39,062,500 ordinary shares, $.000128 par value of which 14,651,922 were issued and outstanding, and 781,250 preference shares, $.000128 par value, of which 98,885.37 preference shares were issued and outstanding.

Ordinary Shares

Holders of ordinary shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of ordinary shares do not have cumulative voting rights. Holders of ordinary shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.  We have not paid any dividends on our ordinary shares to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of the Company, the holders of ordinary shares are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of ordinary shares have no preemptive rights to purchase ordinary shares. There are no conversion or redemption rights or sinking fund provisions with respect to the ordinary shares.

Preference Shares

Holders of our outstanding preference shares have identical rights as ordinary shares on a per share basis except that each preference share is entitled to 100 votes on all matters to be voted on by shareholders and is convertible to 100 ordinary shares. The remaining unissued preference shares are blank check with designations, rights and preferences determined from time to time by the Company’s board of directors.

Regulatory Approval.

No approval or consent was required from any federal or state regulatory authority in order to consummate the Share Exchange Agreement or the transactions contemplated thereby.

Reports, Opinions and Appraisals.

No reports, opinions or appraisals were prepared or received in connection with the Share Exchange Agreement or the transactions contemplated thereby.

Past Contacts, Transactions or Negotiations.

On July 13, 2010, ORB-Fortune entered into an agreement with Maxim Group, LLC (“Maxim), a FINRA registered broker dealer, to provide general financial advisory and investment banking services to ORB-Fortune and its affiliates and subsidiaries. Under the Agreement, Maxim is entitled to receive a monthly fee of $7,500 for a period of no less than 6 months.

Effective as of August 31, 2010, we issued 3,523,923 ordinary shares to Skyline Investors, LLC (“Skyline”) for an aggregate purchase price of $25,000. Skyline is affiliated with, and under common control of, Maxim. In connection with the consummation of this transaction Mr. Brenza, Managing Director of each of Maxim and Skyline, was appointed Chief Executive Officer of Action, a position he resigned in connection with the consummation of the share exchange.

On September 1, 2010, Nautilus Global Partners, LLC entered into a Consulting Agreement with Action. Under the terms of the agreement, Action paid $25,000 for services provided in connection with the share exchange.

On January 15, 2010, Mr. Ma, our Chairman and CEO, entered into an exclusive Patent License Agreement with ORB-Fortune regarding Patent No. ZL98119666.7. Under the terms of the agreement, ORB-Fortune was granted an exclusive license to use the patent granted to Mr. Ma for its polyurethane adhesive sealant technology. ORB-Fortune is not required to pay licensing fees, but is required to pay all taxes due on the license and reimburse Mr. Ma for any costs he incurs in maintaining the patent. The patent is currently due to expire on November 21, 2021.

Information About Our Company

We were incorporated as a Cayman Islands exempted company on September 27, 2006 and were formed solely for the purpose of identifying and entering into a business combination with a privately held business or company, domiciled and operating in an emerging market that is seeking the advantages of being a publicly held corporation whose stock is eventually traded on a major United States stock exchange.  Prior to our acquisition of GPC, we were in the development stage and had not yet commenced business operations.

GPC was incorporated on October 8, 2009 as a British Virgin Islands business company.  GPC conducts its business through ORB-Fortune, a wholly owned subsidiary based and operating in China.  As a result of the consummation of the share exchange, we are a holding company of ORB-Fortune headquartered in Shenzhen, Guangdong Province, China.  We are engaged in the business of providing bonding solutions for a wide range of industrial applications including, shipping, construction, and electronics, with a strong presence in the Chinese automotive sector. We are currently the largest windshield adhesive producer and supplier in China, manufacturing a widely used highly resilient compound to adhere to automobile bumpers, automotive wire harness, driving instruments and automotive headlights.

Description of Our Business

Unless otherwise indicated, the following information relates only to the business and operations of GPC and its wholly owned subsidiary, ORB-Fortune. As previously noted, prior to the share exchange, Action did not engage in any business activity that generated revenues. Due to the immateriality of Action and its business and operations, information concerning Action has not been presented herein. Unless the context indicates otherwise, any reference herein to we, us, our, “ORB-Fortune” and/or the “Company” shall mean Grand Power Capital and its subsidiary, Shenzhen ORB-Fortune New-Material Co., Ltd.

ORB-Fortune was founded in 2005 in the PRC as a limited liability company. ORB-Fortune was acquired by GPC on May 31, 2010. ORB-Fortune provides bonding solutions for a wide range of industrial applications including, shipping, construction, and electronics, with a strong presence in the Chinese automotive sector. ORB-Fortune in the largest windshield adhesive producer and supplier in China. For this business line ORB-Fortune is categorized as a producer of auto parts, more specifically, a manufacturer of a widely used highly resilient compound to adhere to automobile bumpers, automotive wire harness, driving instruments and automotive headlights.

ORB-Fortune’s main products include polyurethane adhesive sealant, primer, and cleaner. Polyurethane adhesive sealant is used for bonding and sealing between steel panels and glass, metal, bricks, wood, and ceramic. ORB-Fortune has several varieties of adhesive sealant, including: P101, a high-strength structural adhesive; P101FC, a fast-cure high-strength structural adhesive; P101 Extra, an ultrahigh-strength structural adhesive; P102, a high-strength structural adhesive, and P102 PV, a high-strength structural adhesive.

ORB-Fortune has not only retail polyurethane products, which are distributed in retail auto parts stores throughout China and marketed for the replacement of windshields by the end user or owner, but also wholesale polyurethane products , which are distributed in auto manufacturers directly and customized for auto manufacturers.

Primer is applied on the surface of the steel and glass before the adhesive seal products are used, to strengthen the bonding effects.  ORB-Fortune offers three types of primers:  PR162, a general purpose primer; PR163A, a quick-dry colorless primer; and PR163B, a quick-dry black primer.

ORB-Fortune cleaner products are used to clean the surface of the steel, glass, or metal, prior to using the primer or sealant. ORB-Fortune offers three different types of cleaners:

•	CL140, an organic solvent-based cleaner capable of removing dust and grease on the base material and intensifying the adhesion of the sealant;
•
CL141, an organic solvent general-purpose cleaner containing active substances to intensify the adhesion of the sealant, which is primarily applied to aluminum, steel, glass, porcelain, and glass-porcelain composite, and is unsuitable for porous materials; and

•
CL143, an organic solvent quick-dry cleaner containing active substances to intensify the adhesion of the sealant, which is primarily applied to aluminum, steel, glass, porcelain, and glass-porcelain composite, and is unsuitable for porous materials.

Our Expansion and Growth Strategy

ORB-Fortune is positioning itself as a diversified manufacturer and supplier in the auto part industry in China, acting as the primary supplier not only in the adhesive products market, but also in other areas, such as cooling liquid, bumpers, wire harness, and lamp products, to all the major automakers in China. In order to meet this long-term objective, we plan to implement several growth and expansion strategies over the next three years, as discussed in more detail below.

First, we want to expand sales to existing customers and enlarge our customer base in our bonding solution product line. We plan to expand sales to our existing clients by providing high quality products and services to them and developing new products to meet their future demands. Though high quality and high performing products, we expect to increase our brand recognition, which we believe will create ongoing brand loyalty with our existing customers and assist us in obtaining new customers.  We also intend to enlarge our customer base by establishing business relationships with more auto parts purchasers in China.

In order to achieve this organic growth in our client base, we will target both top tier and second tier automakers are the targets, including, but not limited to, General Motors, Ford, Audi, VW, Honda, Toyota, Nissan, Hyundai, Gree, BYD, Cherry, Dongfeng, and FAW, while continuing our efforts to increase sales with our existing customers and our established product lines. In order for ORB-Fortune products to be purchased by top automakers, we need to continue to increase the promotion and reputation of our brand and cooperate with other auto parts suppliers through original equipment manufacturer branding (i.e, permitting, on terms acceptable to us, our customers to market our products under their brand name).

Second, we plan to enter into new product lines of the auto parts market. We plan to enter into new product lines of the auto parts markets.  We expect to be engaged and expand our business in the manufacturing and distribution into other auto arts product lines, including, but not limited to, cooling liquid, harnesses, lamps and bumpers, by investing increasing human resources and promotion efforts in this sector. We expect that the diversification and expansion of our product lines will permit us to grow at a faster pace. Although we currently offer a cooling liquid line, the manufacturing of the liquid coolant is currently outsourced.  As part of our expansion plans, we plan to establish a new plant for the manufacturing of  the liquid coolant by next year.

Finally, we intend to implement a horizontal industry integration strategy.  Except for our multi-national customers, local bonding solution providers are medium and small-size producers of single-line products. We believe with ORB-Fortune’s leading position in the market and long-term customer relationships that horizontal industry integration will strengthen our capacity and distribution networks, thereby, assisting us in providing superior service to these medium and small-size producers and strengthening our position as an auto parts leader in the Chinese market.

For the remainder of 2010 through 2011, we plan to acquire other adhesive sealant manufacturers to increase our production capacity and achieve economies of scale, in order to increase our revenue and profits.  We have identified five possible acquisition targets. We expect the acquisition will escalate ORB-Fortune’s emergence as a leader in the Chinese auto parts industry.  In addition, because there are many small size auto part suppliers in the Chinese market, we expect there will be further integration of the market in the coming 3 to 5 years along with the same integration trend that has occurred in the automotive manufacture market. ORB-Fortune expects by taking advantage of its long-term relationship with these auto makers and local governments, to position itself to emerge as a leader in the integration process.

Our ability to implement the foregoing growth strategies are subject to numerous risks and uncertainties, including, but not limited to:

•	the continued health of the Chinese economy;
•	our ability to raise capital and financing in the future;
•	disruptions in the credit markets which may affect us or our customers and supplies;
•	our ability to attract and retain qualified management and technical personnel;
•	the success of research and development activities;
•	the loss of certain supplier or customer relationships; and
•	our success in acquiring and integrating acquisitions potential targets.

Manufacturing Facilities and Branches

ORB-Fortune’s headquarters and manufacturing facilities are located in Shenzhen, China, which is one of the five Chinese Special Economic Zones.  As of June 30, 2010, ORB-Fortune maintained five branch offices throughout the PRC, which provide marketing and sales services, including technical support and after-sales services for ORB-Fortune.  The below table shows the number of employees and the geographic area covered by each  branch.

Number of Employees	Territory
9	Liuzhou
7	Southwest China
6	Northeast China
5	Southeast China
5	North China

As of June 30, 2010, ORB-Fortune leases all of its facilities.  Relevant information with respect to each of these locations is as follows:
Location	Size of Premises (Sq. Meters)	Annual Rent
Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong	170.71	$24,252
Room. 2, Unit 2, Building 12, Longtun Second District, Hexi Road, Liunan, Liuzhou, Guangxi	95	$1,945
Room 3-4, Unit 3, Building 3, Guian Garden, Heyang Garden, Jiangbei, Chongqing	105	$2,636
Room 15-4-1403, West Majinrun Family Garden Second District, Fengtai, Beijing	98	$3,163
Room 208, No. 60B-3, Huguang Road, Chaoyang District, Changchun, Jilin	65	$1,318

ORB-Fortune is compliant with all environmental standards for handling of toxic and hazardous substances and is regulated by the Shanghai Center of Toxic Chemicals Information & Consultation.  The cost of ongoing environmental compliance and additional regulation in the future may adversely affect the Company’s financial results in the future.

Suppliers

ORB-Fortune generally purchases products from its suppliers on an “as needed” basis.  ORB-Fortune purchased its products from three major vendors during the six months ended June 30, 2010 with each accounting for 41%, 31% and 14% of purchases, respectively.  ORB-Fortune had three major vendors during six months ended June 30, 2009 with each vendor accounting for 62%, 12% and 12% of the total purchases, respectively.  If these vendors were lost, it is unlikely that ORB-Fortune would be able to meet its ongoing manufacturing and delivery schedules, at least in the near term.  The successful implementation of our growth and expansion strategy will be important an element in reducing these concentrations.

Customers

ORB-Fortune operates in a highly concentrated market.  One primary customer, Shanghai General Motors Wuling, and its affiliate Shanghai General Motors Wuling Qingdao Branch Company accounted for 78%  and 76% of sales for the six months ended June 30, 2010 and 2009, respectively. Accounts receivable from this customers amounted to $942,518 as of June 30, 2010. If this customer was lost, it is unlikely that the ORB-Fortune would be able to replace the lost revenue, at least in the near term. The successful implementation of our growth and expansion strategy will be an important element in reducing these concentrations and diversifying our business.

Intellectual Property

ORB-Fortune has exclusive rights to a National Invention Patent for its polyurethane adhesive sealant technology.  The patent was issued by the PRC’s State Intellectual Property Office to our Chief Executive Officer, Mr. Ma, under Patent No. ZL98119666.7 on November 21, 2001 and expires on November 20, 2021.  Mr. Ma has granted ORB-Fortune an exclusive license to use the patent for the full term of the patent.  In March 2007, ORB-Fortune passed the evaluation of ISO/TS16949:2002 of the International Quality System and certified by the QMI International Certification Company.

ORB-Fortune spent approximately $89,766 and $111,889 in research and development expenditures for the years ended December 31, 2009 and 2008, respectively.

Competition and Markets

The adhesive sealant and auto parts market in China is very competitive. ORB-Fortune competes with other companies on the basis of quality and price of its products, as well as customer service. There are approximately 10 major competitors in this market trying to sell similar products that ORB-Fortune sells to the same concentrated group of customers. ORB-Fortune’s primary competitors include multi-national companies, like Dow, Henkel, Yokohama, EMS-Togo, Sika, Bostik, and Sunstar. ORB-Fortune also faces competition from local Chinese competitors, such as Shandong Norinc Sealant Company, Zibo Hiteman Chemical Co., Ltd., and other small glass bonding solution providers.

ORB-Fortune’s multi-national competitors have greater financial resources, larger staff, and brand name recognition than it has in both the Chinese and international markets. However, in comparison to local suppliers, we believe that ORB-Fortune has a competitive advantage as a result of lower logistic and production costs and responsive customer service provided by its sales and service network. ORB-Fortune complies with the ISO/TS16949 requirement to provide general and special service to its customers.

In addition, we believe that ORB-Fortune’s products compare favorably in terms of quality to its multi-national competitors and it will be able to dominate the Chinese domestic market because it has a significant cost advantage over its foreign competitors since its facilities, operations, and raw materials are all located in China.  Additionally, ORB-Fortune has lower transport costs and is not subject to import duties.

Government Regulation

Our business is subject to regulation by governmental agencies in the PRC. Business and company registrations are certified on a regular basis and must be in compliance with the laws and regulations of the PRC and provincial and local governments and industry agencies, which are controlled and monitored through the issuance of licenses and certificates.

ORB-Fortune has received a business license from the Market Supervision Administration of Shenzhen Municipality, the local counterpart of the State Administration for Industry and Commerce. Our business license enables us to conduct our business as we currently operate. The registration number for our license is 440301503375833, and it is valid from April 15, 2005 through May 24, 2030.   Once the term has expired, the license is renewable.

Since 2009, the PRC government has implemented several initiatives to increase automobile consumption, which we expect will positively impact our business.  In January 1, 2009, the PRC announced fuel tax reform decreasing the gasoline and diesel taxes and eliminating six categories of tolls for road maintenance and management, which makes driving less expensive for PRC residents whose income may be limited.  In addition, the PRC reduced the sales tax on small emission cars by 50% and is providing a 3,000 Renminbi rebate to purchasers of low-emission cars.  The PRC government is also providing through the end of 2010 a subsidies to Chinese rural farmers and residents to purchase fuel efficient vans.  The PRC government also banned motorcycle in certain coastal cities, which will in part shift some drivers to substitute their  motorcycle for fuel efficient cars.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of the Company should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere herein.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of our management.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.  We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this document and our other SEC filings, including the Current Report on Form 8-K we filed on September 16, 2010, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

COMPANY OVERVIEW

Action was formed in the Cayman Islands as an exempted company on September 27, 2006. On September 10, 2010, Action entered into and closed the Share Exchange Agreement with GPC, a privately held company formed under the laws of the British Virgin Islands.  Pursuant to the Share Exchange Agreement, Action acquired all of the issued and outstanding capital stock of GPC in exchange for 10,129,725 ordinary shares and 98,885.37 preference shares of Action.  Prior to our acquisition of GPC, we were in the development stage and had not yet commenced business operations.  We had no interest in any property.

GPC is a holding company, owning 100% of the issued and outstanding capital stock of ORB-Fortune.  ORB-Fortune provides bonding solutions for a wide range of industrial applications including, shipping, construction, and electronics, with a strong presence in the Chinese automotive sector. ORB-Fortune is the largest windshield adhesive producer and supplier in China.

The share exchange is being accounted for as a "reverse acquisition," since the GPC shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the transaction.  GPC is deemed to be the acquiror in the reverse acquisition.  As the Company, the legal acquiror, is a non-operating shell, this "reverse acquisition" is considered to be a capital transaction in substance rather than a business combination.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the share exchange will be those of GPC and will be recorded at the historical cost basis of GPC, and the consolidated financial statements after completion of the share exchange will include the assets and liabilities of the Company and GPC, historical operations of GPC and operations of the Company from the closing date of the share exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Company capital stock pursuant to the share exchange, a change in control of the Company occurred on the date of the consummation of the transaction.  The Company will continue to be a "smaller reporting company" following the share exchange.

CRITICAL ACCOUNTING POLICIES

In presenting our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make certain estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it will likely result in a material adverse impact to our consolidated results of operations, financial position and liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time.

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Basis of Presentation

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP”).

Use of Estimates

In preparing the financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, we had allowances of $5,750 at June 30, 2010.

Inventories

Inventories are valued at a lower cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred and additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives ranging from 5 to 10 years as follows:

Plant and Machinery	10 years
Computer and Office Equipment	5 years

Revenue Recognition

The Company's revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104, (codified in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480).  Sales revenue is recognized at shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred with respect to the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”). All Company products are sold in the PRC and subject to Chinese value added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the PRC government to collect this tax.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the manufacture and distribution of products and other indirect costs that benefit all products. The write-down of inventory to the lower of cost or market is also recorded in cost of goods sold.

Research and Development

Research and development costs are related primarily to the Company testing its new materials in development stage. Research and development costs are expensed as incurred.

Foreign Currency Translation and Transactions and Comprehensive Income (Loss)

The accompanying consolidated financial statements are presented in U.S. Dollars. GPC’s functional currency is U.S. Dollars, while ORB-Fortune’s functional currency is the Renminbi (“RMB”). The functional currencies of the Company’s foreign operations are translated into U.S. Dollars for balance sheet accounts using the current exchange rates in effect as of the balance sheet date and for revenue and expense accounts using the average exchange rate during the fiscal year. The translation adjustments are recorded as a separate component of shareholders’ equity, captioned accumulated other comprehensive income (loss). Gains and losses resulting from transactions denominated in foreign currencies are included in other income (expense) in the consolidated statements of operations. There have been no significant fluctuations in the exchange rate for the conversion of RMB to U.S. Dollars after the balance sheet date.

Segment Reporting

Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information” (codified in FASB ASC Topic 280), requires the use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS No. 131 has no effect on the Company’s financial statements as substantially all of the Company’s operations are conducted in one industry segment. The Company consists of one reportable business segment. All of the Company’s assets are located in the PRC.

Recently Adopted Accounting Pronouncements

In January 2010, FASB issued Accounting Standard Update (“ASU”) No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this standard did not have a material impact to the Company’s financial position or results of operations.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2009, FASB issued ASU No. 2009-13 on ASC 605, Revenue Recognition – Multiple Deliverable Revenue Arrangement – a Consensus of the FASB Emerging Issues Task Force. ASU No. 2009-13 amended guidance related to multiple-element arrangements which requires an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. We are currently evaluating the impact, if any, of ASU No. 2009-13 on our financial position and results of operations.

In October 2009, FASB issued ASU No. 2009-14 on ASC 985, Certain Revenue Arrangements That Include Software Elements. ASU No. 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. We are currently evaluating the impact, if any, of ASU No. 2009-14 on our financial position and results of operations.

In April 2010, FASB issued ASU No. 2010-13, Compensation – Stock Compensation (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. ASU No. 2010-13 provides amendments to ASC Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU No. 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in ASU No. 2010-13 should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard will be adopted by the Company effective January 1, 2011.

Six Months Ended June 30, 2010 Compared to the Six Months Ended June 30, 2009

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	For the six months ended June 30, 2010		For the six months ended June 30, 2009
	$	% of Sales	$	% of Sales
Net Revenue	2,362,028		1,913,073
Cost of Goods Sold	1,322,124	56%	1,028,089	54%
Gross Profit	1,039,904	44%	884,984	46%
Operating Expenses	302,220	13%	223,048	11%
Income from Operations	737,684	31%	661,936	35%
Other Income (Expenses), net	1,663	0%	(2,764)	0%
Income tax expense	158,177	6%	131,834	7%
Net Income	581,170	25%	527,338	28%

NET REVENUE

Net revenue for the six months ended June 30, 2010 was $2,362,028, as compared to net revenue of $1,913,073 for the comparative period of 2009, an increase of $448,955, or approximately 23%. This growth in revenue was attributed primarily to the overall recovery of the Chinese economy, as well as the recovery of the auto industry through the PRC’s effective economic stimulus programs. In addition, ORB-Fortune strengthened its sales force. Our main product is sealant for which sales increased $0.4 million, or 23%, as compared to the same period of 2009. This increase was primarily due to the increased demand from customers in the auto industry. The Company currently anticipates continued growth as a result of the recovery of the auto industry and other relevant industries.

COST OF GOODS SOLD

Cost of goods sold includes material costs, labor costs, and related overhead, which are directly attributable to the manufacture and distribution of our products. For the six months ended June 30, 2010, cost of goods sold amounted to $1.3 million, or approximately 56% of net sales, an increase of $294,035, or approximately 29% of net sales, as compared to the same period of 2009.  The increase in the total cost of goods sold was directly related to the growth in our production and sales in 2010.  Cost of goods sold as a percentage of sales was approximately 56% for the six months ended June 30, 2010 and 54% for the same period of 2009.  The slight increase in the cost of goods sold as a percentage of sales in 2010 was due to an increase in the purchase price for raw materials in our primer product line.  We believe that our cost of goods sold will remain relatively stable as we continue to improve our operating efficiencies.

GROSS PROFIT

Gross profit for the six months ended June 30, 2010 was $1.04 million, an increase of $154,920, or approximately 18%, as compared to the same period of 2009. Our gross profit margin was 44% for the six months ended June 30, 2010 and 46% for the comparative period of 2009. The increase in our gross profits was mainly due to the increase in our revenues period to period, while the slight decrease in our gross profit margin was primarily due to the increase in our production costs.

OPERATING EXPENSES

Operating expenses consisted of selling, general and administrative expenses, and research and development expenses, totaling $302,220 for the six months ended June 30, 2010, compared to $223,048 for the comparative period of 2009, an increase of $79,172, or 35%. The increase in operating expenses was primarily due to increased selling expenses as a result of increased sales and production activities, increased rental and administrative expense related to a recent expansion of our headquarters’ office, and our ongoing investment in new product research and development.

NET INCOME

For the six months ended June 30, 2010, net income was $581,170 as compared to $527,338 for the same period of 2009, an increase of $53,832, or approximately 10%. This increase in net income was attributable to economies of scale combined with growth in revenue and efficiency of operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

Year Ended December 31, 2009 compared to the Year Ended December 31, 2008

The following table presents the consolidated results of operations of the Company for the year ended December 31, 2009 as compared to the results of operations for the year ended December 31, 2008.

	For the year ended December 31, 2009		For the year ended December 31, 2008
	$	% of Sales	$	% of Sales
Net Revenue	4,306,946		2,686,576
Cost of Goods Sold	2,287,228	53%	1,507,773	56%
Gross Profit	2,019,718	47%	1,178,803	44%
Operating Expenses	507,845	12%	445,318	17%
Income from Operations	1,511,873	35%	733,485	27%
Other Income (Expenses), net	(1,123)	0%	(3,896)	0%
Income tax expense	306,626	7%	135,991	5%
Net Income	1,204,124	28%	593,598	22%

NET REVENUE

Net revenue for the year ended December 31, 2009 was $4.31 million, as compared to net revenue of $2.69 million for the comparative period of 2008, an increase of $1.62 million, or approximately 60%. This growth in revenue was attributed primarily to the recovery of the overall Chinese economy, as well as the Chinese auto industry, as a result of the PRC government’s economic stimulation programs. In addition, the Company strengthened its sales force. Our main product is sealant, which experienced an increase in sales of approximately 58%, or $1.46 million, as compared to the prior year. This was primarily due to increased demand from customers in the auto industry. The Company expects to experience continued sales growth as a result of the recovery of the auto industry and other relevant industries.

COST OF GOODS SOLD

Cost of goods sold includes material costs, labor costs, and related overhead, which are directly attributable to the manufacture and distribution of our products. For the year ended December 31, 2009, cost of revenues amounted to $2.29, or approximately 53% of net sales, an increase of $779,455, or approximately 52% of net sales as compared to the year ended 2008.  The increase in the total cost of goods sold was due to increases in production and sales as a result of increased customer demand for our products. Cost of goods sold as a percentage of sales was approximately 53% for the year months ended December 31, 2000 and 56% for the same period of 2008.  The decrease in the cost of goods sold as a percentage of  sales was attributable to effective cost control for the purchase of raw materials and reductions in overhead costs by our management.  In addition, we entered into long term purchase contracts with a number of our suppliers in an effort to ensure a steady supply of raw materials at reasonable prices.  We believe that our cost of goods sold will remain relatively stable as we continue to improve our operating efficiencies.

GROSS PROFIT

Gross profit for the year ended December 31, 2009 was $2.02 million, an increase of $840,915, or approximately 71%, as compared to the year ended 2008. Our gross profit margin was 47% for the year 2009, and 44% for the comparative period of 2008. The increase in our gross profits was mainly due to the increase in our revenues period to period and the increase in our gross profit margin was primarily related to the decrease in the cost of goods sold.

OPERATING EXPENSES

Operating expenses consisted of selling, general and administrative expenses, and research and development expenses, totaling $507,845 for the year ended December 31, 2009, compared to $445,318 for the comparative period of 2008, an increase of $62,527, or 14%. The increase in operating expenses was primarily due to our continued expansion of our sales network in both the domestic and international markets, which result in increased employee salary expenses, marketing expenses and delivery costs.

NET INCOME

For the year ended December 31, 2009, net income was $1.20 million as compared to $593,598 for the year ended 2008, an increase of $610,526, or approximately 103%. This increase in net income was attributable to economies of scale combined with growth in revenue and the increased efficiency of our operations. Our management believes that net income will continue to increase as we continue to increase our sales, offer better quality products and control our manufacturing costs.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, the Company had cash and cash equivalents of $215,746, other current assets of $3.34 million, and current liabilities of $781,869. Working capital was $2.77 million at June 30, 2010. The ratio of current assets to current liabilities was 4.55-to-1 as of June 30, 2010.

The following is a summary of cash provided by or used in each of the indicated types of activities during the six months ended June 30, 2010 and 2009, respectively:

	2010	2009
Cash provided by (used in):
Operating Activities	$(64,519)	$344,987
Investing Activities	(953)	-
Financing Activities	(19,718)	(145,656)

Net cash flow used by operating activities was $64,519 in the six months ended June 30, 2010, as compared to net cash flow provided by operating activities of $344,987 in the same period of 2009. The increase in net cash flow used by operating activities during the six months ended June 30, 2010 was mainly due to increases in accounts receivable, and prepayments made for raw materials.

Net cash flow used by investing activities was $953 in the six months ended June 30, 2010. The cash used in investing activities was for the purchase of fixed assets.

Net cash flow used in financing activities was $19,718 in the six months ended June 30, 2010 as compared to net cash used in financing activities of $145,656 in the same period of 2009. The cash flow used in financing activities was primarily due to an advance for taxes due by Mr. Ma’s spouse in connection with a transfer of ORB-Fortune’s stock.  At June 30, 2010, the amount due to the related party is $19,818. The advance was subsequently paid in full on August 27, 2010.

As of December 31, 2009, the Company had cash and equivalents of $299,719, other current assets of $2,468,612, and current liabilities of $616,239. Working capital was $2,152,092 at December 31, 2009. The ratio of current assets to current liabilities was 4.49-to-1 as of December 31, 2009.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2009 and 2008, respectively:

	2009	2008
Cash provided by (used in):
Operating Activities	$473,007	$124,527
Investing Activities	7,621	-
Financing Activities	(224,671)	(217,416)

Net cash flow provided by operating activities was $473,007 in 2009, as compared to net cash flow provided by operating activities of $124,527 in 2008. The increase in net cash flow provided by operating activities during 2009 was mainly due to the significant increase in net income.

Net cash flow provided by investing activities was $7,621 in 2009. The cash used in investing activities was for purchase of fixed assets.

Net cash flow used in financing activities was $224,671 in 2009 as compared to net cash used in financing activities of $217,416 in 2008. The cash flow used in financing activities is primarily due to repayment to related parties for short term loan. At December 31, 2009, the amount due to related party was $0.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

INDEPENDENT PUBLIC ACCOUNTING FIRM

The Company’s independent public accounting firm is Morison Cogen and is located at 150 Monument Road, Suite 500, Bala Cynwyd, Pennsylvania 19004.  Morison Cogen has been the Company’s accountant since the closing of the share exchange on September 10, 2010.  Representatives of Morison Cogen will not be attending or be available for questions at the general meeting of shareholders.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Shenzhen ORB-FT New Materials Co., Ltd.

We have audited the accompanying balance sheets of Shenzhen ORB-FT New Materials Co., Ltd. as of December 31, 2009 and 2008, and the related  statements of operations and  comprehensive income, stockholders' equity and cash flows for the years then ended. Shenzhen ORB-FT New Materials Co., Ltd.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen ORB-FT New Materials Co., Ltd. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Morison Cogen LLP

Bala Cynwyd, Pennsylvania
March 8, 2010

SHENZHEN ORB-FT New Material Co., Ltd
BALANCE SHEETS
AS OF DECEMBER 31, 2009 and 2008

	2009	2008
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$299,719	$58,849
Accounts receivable, net	1,138,081	811,410
Bills receivable	87,871	23,926
Other receivables, net	217,383	270,939
Deposit	9,538	19
Prepayment	468,771	220,583
Inventory	546,968	287,388

Total current assets	2,768,331	1,673,114

PROPERTY AND EQUIPMENT, net	421,575	467,372

TOTAL ASSETS	$3,189,906	$2,140,486

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$55,575	$197,008
Accrued liabilities and other payables	10,685	128,614
Tax payable	549,979	222,545
Amount due to related party	-	224,553

Total current liabilities	616,239	772,720

COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	241,648	241,648
Statutory reserve	140,590	101,769
Accumulated other comprehensive income	111,177	109,400
Retained earnings	2,080,252	914,949

Total stockholders' equity	2,573,667	1,367,766

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,189,906	$2,140,486

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
THE STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	FOR THE YEARS ENDED DECEMBER 31,
	2009	2008

Net sales	$4,306,946	$2,686,576

Cost of goods sold	2,287,228	1,507,773

Gross profit	2,019,718	1,178,803

Operating expenses
Selling expenses	221,182	215,528
General and administrative expenses	196,897	117,901
Research and development expense	89,766	111,889

Total operating expenses	507,845	445,318

Income from operations	1,511,873	733,485

Non-operating income (expenses)
Interest income	683	443
Other income	286	-
Other expenses	(2,092)	(4,339)

Total non-operating expenses, net	(1,123)	(3,896)

Income before income tax	1,510,750	729,589

Income tax expense	306,626	135,991

Net income	$1,204,124	$593,598

Other comprehensive item
Foreign currency translation	1,777	57,810

Comprehensive Income	$1,205,901	$651,408

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31,2009 AND 2008

	Common stock
	Shares	Amount	Paid in capital	Statutory reserves	Other comprehensive income	Retained earnings	Total

Balance at January 1, 2008	-	$-	$241,648	$42,409	$51,590	$380,711	$716,358

Net income for the year	-	-	-	-	-	593,598	593,598

Transfer to statutory reserves	-	-	-	59,360	-	(59,360)	-

Foreign currency translation gain	-	-	-	-	57,810	-	57,810

Balance at December 31, 2008	-	-	241,648	101,769	109,400	914,949	1,367,766

Net income for the year	-	-	-	-	-	1,204,124	1,204,124

Transfer to statutory reserves	-	-	-	38,821	-	(38,821)	-

Foreign currency translation gain	-	-	-	-	1,777	-	1,777

Balance at December 31, 2009	-	$-	$241,648	$140,590	$111,177	$2,080,252	$2,573,667

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,204,124	$593,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,837	52,562
Allowance for doubtful account	6,809	-
Decrease(Increase) in current assets:
Accounts receivable	(331,494)	48,959
Bill receivable	(63,896)	(23,546)
Prepayment	(247,880)	(181,644)
Other receivables	52,696	(132,811)
Inventory	(259,204)	(211,504)
Deposit	(9,515)	-
Increase (decrease) in current liabilities:
Accounts payable	(141,560)	9,190
Accrued liabilities and other payables	(118,001)	(146,161)
Tax payable	327,091	115,884

Net cash provided by operating activities	473,007	124,527

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(7,621)	-

Net cash used in investing activities	(7,621)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related parties	(224,671)	(217,416)

Net cash used in financing activities	(224,671)	(217,416)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	155	8,163

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	240,870	(84,726)

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	58,849	143,575

CASH & CASH EQUIVALENTS, END OF YEAR	$299,719	$58,849

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$-	$-
Cash paid for income tax	$17,781	$1,017

The accompanying notes are an integral part of these financial statements

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Shenzhen ORB-FT New Materials Co., Ltd. (the “Company” or “ORB”) was incorporated in Guangdong Province, People’s Republic of China (PRC) in 2005. The Company is a hi-tech enterprise primarily engaged in the development, manufacture and sale of high-performance adhesive seal materials in the PRC. The Company provides glass bonding solutions to a wide range of industries, including automobile, ships and boats, construction, and electronics, but currently focusing on the automobile windshields area. The Company is also in the process of producing other auto parts such as bumper, harness, lamp, and cooling liquid.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with United States generally accepted accounting principles (US GAAP). The Company’s functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on account receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company made allowance of $5,719 and $0 at December 31, 2009 and 2008, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Inventories

Inventories are valued at a lower cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives of 5-10 years.

Computer and office equipment	5 years
Plant and machinery	10 years

Research and Development

Research and development costs are related primarily to the Company testing its new materials in the development stage. Research and development costs are expenses as incurred.  For the year ended December 31, 2009 and 2008, the research and development expense was $ 89,766 and $ 111,889, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided against net deferred tax assets where the Company determines realization is not currently judged to be more likely than not.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The Company adopted the provisions of SFAS Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740), as of January 1, 2007.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with the recognition standards established by FIN 48. As a result of the implementation of FIN 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. The Company recognizes interest related to unrecognized tax benefits as interest expense and penalties are classified in general and administrative expenses in the statements of income. At December 31, 2009 and 2008, the Company had no uncertain positions that would necessitate the recording of tax-related liability.  The Company is subject to examination by the taxing authorities of the PRC.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) 104, (codified in FASB ASC Topic 480).  Sales revenue is recognized at shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All Company products are sold in the PRC and subject to the Chinese value added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the Company’s products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Shipping and handling costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended December 31, 2009 and 2008, shipping and handling costs were $96,922 and $59,468.

Concentration of Credit Risk

The operations of the Company are in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” (codified in FASB ASC Topic 230), cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data is not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (codified in FASB ASC Financial Instruments, Topic 825), requires the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income

The Company’s functional currency is the Renminbi (RMB). For financial reporting purposes, RMB were translated into United States dollars (USD) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended December 31, 2009 and 2008 included net income and foreign currency translation adjustments.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (codified in FASB ASC Topic 280) requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

As of September 30, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. Subsequent events have been evaluated through March 8, 2010.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FSP No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10 and 820-10, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. The Company adopted FSP No. SFAS 157-4 beginning July 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 (formerly, SFAS No. 157) establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of January 1, 2008. The Company adopted the standard for nonfinancial assets and nonfinancial liabilities on January 1, 2009. The adoption of this standard did not have a material impact on its financial statements.

As of December 31, 2009, the FASB has issued Accounting Standards Updates (ASU) through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of December 31, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. INVENTORY

Inventory consisted of finished goods and raw material at December 31, 2009 and 2008 as following:

	2009	2008
Finished goods	$531,387	$283,713
Raw material	15,581	3,675
	$546,968	$287,388

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

4. PROPERTY AND EQUIPMENT, NET

As of December 31, 2009 and 2008, Property and equipment consisted of the following:

	2009	2008
Office equipment	$11,320	$3,692
Plant and machinery	527,225	526,732
Less: Accumulated depreciation	(116,970)	(63,052)
	$421,575	$467,372

Depreciation expense was $53,837 and $52,562 for the year ended December 31, 2009 and 2008, respectively.

5. PREPAYMENT

Prepayment was mainly the payment to original equipment manufacturing (OEM) factories. As the transactions are not yet started or not completed, the amounts were recorded as prepayment instead of cost of sale. At December 31, 2009 and 2008, the prepayment consisted of the following:

	2009	2008

Payment to OEM factories	$468,771	$216,881
House rental	-	3,702
	$468,771	$220,583

6. BILLS RECEIVABLE

Bills receivable represented an instrument which contains unconditional order to pay a certain amount on an agreed date.  It was used as an assurance for customers making the payment on time according to the agreed terms when the goods are sold on credit and payment is deferred to a future date.  As of December 31, 2009 and 2008, bills receivable was $87,871 and $23,926, respectively.

7. OTHER RECEIVABLES

Other receivables represented cash advances to employees and short term advances to non-related parties, with no interest bearing and payable upon demand. Based on historical collection activity, the Company made allowance of $1,092 and $0 at December 31, 2009 and 2008, respectively, the net amounts of other receivables were $217,383 and $270,939 at December 31, 2009 and 2008, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

8. MAJOR CUSTOMERS AND VENDORS

Two and one major customers accounted for 79% (50% and 29% for each) and 68% of sales for the years end December 31, 2009 and 2008, respectively. Accounts receivable from these customers amounted to $830,748 and $477,088 as of December 31, 2009 and 2008, respectively. If these customers were lost, it is unlikely that the Company would be able to replace the lost revenue, at least in the near term.

The Company purchased its products from four major vendors during the year ended December 31, 2009 with each accounting for 60%, 15%, 10% and 10% of purchases, respectively. Accounts payable to these vendors were $46,866 as of December 31, 2009. The Company had two major vendors during 2008 with each vendor accounting for 74% and 15% of the total purchases. Accounts payable to these vendors was $182,103 as of December 31, 2008.

9. OTHER PAYABLE AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at December 31, 2009 and 2008, respectively:

	2009	2008
Other payables	$-	$75,766
Receipt in advance	-	12,619
Accrued salaries	10,685	40,229
Total	$10,685	$128,614

10. DUE TO RELATED PARTY

Due to related party represented payments of $224,553 made by a director for the Company’s expenses in 2008, it had no interest and stated term, and was unsecured. This borrowing was repaid in full in 2009.

11. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2009 and 2008, respectively:

	2009	2008
Value-added tax payable	$48,209	$8,853
Education surtax and other taxes payable	1,928	3,011
Income tax payable	499,842	210,681
Total	$549,979	$222,545

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

12. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special district, which was subject to tax at a statutory rate of 15% before year 2008, 18% for 2008 and 20% for 2009 on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2009 and 2008:

	2009	2008
US statutory rates	34.0%	34.0%
Tax rate difference	(14.0)%	(16.0)%
NOL utilized	-%	-%
Valuation allowance	-%	-%
Tax per financial statements	20.0%	18.0%

There were no material temporary differences as of December 31, 2009 and 2008.

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. For the year ended December 31, 2009, the Company transferred $38,821 to the reserve. For the year ended December 31, 2008, the Company transferred $59,360 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

14. COMMITMENTS

The Company leased an office in Chongqing city under a long term, non-cancelable lease agreement on December 1, 2008 with expiration date on November 30, 2011 for monthly rent of approximately $527 (RMB 3,600). Based on the lease agreement, the Company will be required to pay penalty for early lease termination, which is the deposit for the lease along with the remaining rents up to the original lease termination date.

As of December 31, 2009, future minimum rental payments required under this operating lease is as follows:

Year ending December 31,	Amount

2010	$6,300
2011	5,800
Total	$12,100

Total rental expense for the year ended December 31, 2009 and 2008 was $25,479 and $15,032, respectively.

15. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

Shenzhen ORB-FT New Material Co., Ltd
BALANCE SHEETS

	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$215,746	$299,719
Accounts receivable, net	1,280,235	1,138,081
Bills receivable	303,393	87,871
Other receivables, net	237,201	217,383
Deposit	10,401	9,538
Prepayment	1,108,205	468,771
Inventory	381,637	546,968
Due from related party	19,818	-

Total current assets	3,556,636	2,768,331

PROPERTY AND EQUIPMENT, net	397,142	421,575

TOTAL ASSETS	$3,953,778	$3,189,906

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$48,234	$55,575
Accrued liabilities and other payables	21,278	10,685
Tax payable	712,357	549,979

Total current liabilities	781,869	616,239

COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	241,648	241,648
Statutory reserve	140,590	140,590
Accumulated other comprehensive income	128,249	111,177
Retained earnings	2,661,422	2,080,252

Total stockholders' equity	3,171,909	2,573,667

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,953,778	$3,189,906

See accompanying notes to these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
( UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2010	2009

Net sales	$2,362,028	$1,913,073

Cost of goods sold	1,322,124	1,028,089

Gross profit	1,039,904	884,984

Operating expenses
Selling expenses	119,998	127,046
General and administrative expenses	182,222	96,002

Total operating expenses	302,220	223,048

Income from operations	737,684	661,936

Non-operating income (expenses)
Interest income (expense)	1,663	(1,282)
Other expenses	-	(1,482)

Total non-operating income (expenses), net	1,663	(2,764)

Income before income tax	739,347	659,172

Income tax expense	158,177	131,834

Net income	$581,170	$527,338

Other comprehensive item
Foreign currency translation	17,072	603

Comprehensive Income	$598,242	$527,941

See accompanying notes to these financial statements

SHENZHEN ORB-FT NEW MATERIAL CO., LTD
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$581,170	$527,338
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	27,567	26,713
Decrease(Increase) in current assets:
Accounts receivable	(135,219)	(100,435)
Bill receivable	(213,959)	(132,667)
Prepayment	(633,659)	(91,758)
Other receivables	(18,531)	(40,838)
Inventory	167,489	(190,614)
Deposit	(806)	(2,927)
Increase (decrease) in current liabilities:
Accounts payable	(7,608)	60,242
Receipt in advance	-	42,839
Accrued liabilities and other payables	10,481	106,445
Tax payable	158,556	140,649

Net cash provided by (used in) operating activities	(64,519)	344,987

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(953)	-

Net cash used in investing activities	(953)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Due from related party	(19,718)	(145,656)

Net cash used in financing activities	(19,718)	(145,656)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	1,217	47

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(83,973)	199,378

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	299,719	58,849

CASH & CASH EQUIVALENTS, END OF PERIOD	$215,746	$258,227

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$-	$1,327
Cash paid for income tax	$9,264	$3,249

See accompanying notes to these financial statements

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Shenzhen ORB-FT New Materials Co., Ltd. (the “Company” or “ORB”) was incorporated in Guangdong Province, People’s Republic of China (PRC) in 2005. The Company is a hi-tech enterprise primarily engaged in the development, manufacture and sale of high-performance adhesive seal materials in the PRC. The Company provides glass bonding solutions to a wide range of industries, including automobile, ships and boats, construction, and electronics, but currently focusing on the automobile windshields area. The Company is also in the process of producing other auto parts such as bumper, harness, lamp, and cooling liquid.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with United States generally accepted accounting principles (US GAAP). The Company’s functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on account receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on historical collection activity, the Company made allowance of $5,750 and $5,719 at June 30, 2010 and December 31, 2009, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Inventories
Inventories are valued at a lower cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives of 5-10 years.

Computer and office equipment	5 years
Plant and machinery	10 years

Research and Development

Research and development costs are related primarily to the Company testing its new materials in development stage. Research and development costs are expenses as incurred.  For the six months ended June 30, 2010 and 2009, the research and development expense was $ 61,216 and $ 39,217, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided against net deferred tax assets where the Company determines realization is not currently judged to be more likely than not.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

The Company adopted the provisions of SFAS Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, (codified in FASB ASC Topic 740), as of January 1, 2007.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with the recognition standards established by FIN 48. As a result of the implementation of FIN 48, the Company recognized no material adjustments to liabilities or stockholders’ equity. The Company recognizes interest related to unrecognized tax benefits as interest expense and penalties are classified in general and administrative expenses in the statements of income. At June 30, 2010 and December 31, 2009, the Company had no uncertain positions that would necessitate the recording of a tax-related liability.  The Company is subject to examination by the taxing authorities of the PRC.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) 104, (codified in FASB ASC Topic 480).  Sales revenue is recognized at shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All Company products are sold in the PRC and subject to the Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

Shipping and Handling costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the six months ended June 30, 2010 and 2009, shipping and handling costs were $76,101 and $62,303, respectively.

Concentration of Credit Risk

The operations of the Company are in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, Economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” (codified in FASB ASC Topic 230), cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” (codified in FASB ASC Financial Instruments, Topic 825), requires the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income

The Company’s functional currency is the Renminbi (RMB). For financial reporting purposes, RMB were translated into United States dollars (USD) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in-capital and distributions to stockholders. Comprehensive income for the six months ended June 30, 2010 and 2009 included net income and foreign currency translation adjustments.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (codified in FASB ASC Topic 280) requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) No. 2009-13 on ASC 605, Revenue Recognition – Multiple Deliverable Revenue Arrangement – a consensus of the FASB Emerging Issues Task Force (ASU 2009-13). ASU 2009-13 amended guidance related to multiple-element arrangements which require an entity to allocate arrangement consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. The consensus eliminates the use of the residual method of allocation and requires the relative-selling-price method in all circumstances. All entities must adopt the guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010. Entities may elect to adopt the guidance through either prospective application for revenue arrangements entered into, or materially modified, after the effective date or through retrospective application to all revenue arrangements for all periods presented. The Company is currently evaluating the impact, if any, of ASU 2009-13 on its financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-14 on ASC 985, Certain Revenue Arrangements That Include Software Elements (ASU 2009-14). ASU 2009-14 amended guidance that is expected to significantly affect how entities account for revenue arrangements that contain both hardware and software elements. As a result, many tangible products that rely on software will be accounted for under the revised multiple-element arrangements revenue recognition guidance, rather than the software revenue recognition guidance. The revised guidance must be adopted by all entities no later than fiscal years beginning on or after June 15, 2010. An entity must select the same transition method and same period for the adoption of both this guidance and the revisions to the multiple-element arrangements guidance noted above. The Company is currently evaluating the impact, if any, of ASU 2009-14 on its financial position and results of operations.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

In April 2010 the FASB issued Accounting Standards Update (ASU) No. 2010-13, Compensation – Stock Compensation (ASC Topic 718), Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades. This Update provides amendments to Accounting Standards Codification (ASC) Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency  of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. This standard will be adopted effective January 1, 2011.

Recently Adopted Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820), Improving Disclosures about Fair Value Measurements. This update provides amendments to ASC Topic 820 that will provide more robust disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. This standard is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU No. 2010-05, Compensation – Stock Compensation (ASC Topic 718), Escrowed Share Arrangements and the Presumption of Compensation. This update codifies Emerging Issues Task Force D-110. This standard is not currently applicable to the Company.

In January 2010, FASB issued ASU N0. 2010-01, Equity (ASC Topic 505), Accounting for Distributions to Shareholders with Components of Stock and Cash. The update clarifies that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is  reflected prospectively in earnings per share and is not considered a stock dividend for purposes of ASC Topic 505 and Topic 260, Earnings Per Share. This standard is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. This standard is not currently applicable to the Company.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

3. INVENTORY

Inventory consisted of finished goods and raw material at June 30, 2010 and December 31, 2009 as following:

	2010	2009
Finished goods	$344,492	$531,387
Raw material	37,145	15,581
	$381,637	$546,968

4. PROPERTY AND EQUIPMENT, NET

As of June 30, 2010 and December 31, 2009, property and equipment consisted of the following:

	2010	2009
Office equipment	$12,340	$11,320
Plant and machinery	530,121	527,225
Less: Accumulated depreciation	(145,319)	(116,970)
	$397,142	$421,575

Depreciation expense was $27,567 and $26,713 for the six months ended June 30, 2010 and 2009, respectively.

5. PREPAYMENT

Prepayment was mainly the payment to original equipment manufacturing (OEM) factories. As the transactions are not yet started or not completed, the amounts were recorded as prepayment instead of cost of sale. At June 30, 2010 and December 31, 2009, the prepayment was $1,108,205 and $468,771, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

6. BILLS RECEIVABLE

Bills receivable represented an instrument which contains unconditional order to pay a certain amount on an agreed date.  It was used as an assurance for customers making the payment on time according to the agreed terms when the goods are sold on credit and payment is deferred to a future date.  As of June 30, 2010 and December 31, 2009, bills receivable was $303,393 and $87,871, respectively.

7. OTHER RECEIVABLES

Other receivables represented cash advances to employees and short term advances to non-related parties, with no interest bearing and payable upon demand. Based on historical collection activity, the Company made allowance of $1,093 and $1,092 at June 30, 2010 and December 31, 2009, respectively. The net amount of other receivables were $237,201 and $217,383 at June 30, 2010 and December 31, 2009, respectively.

8. MAJOR CUSTOMERS AND VENDORS

Two major customers accounted for 78% (51% and 27% for each) and 76% (54% and 22% for each) of sales for the six months ended June 30, 2010 and 2009, respectively. Accounts receivable from these customers amounted to $942,518 as of June 30, 2010. If these customers were lost, it is unlikely that the Company would be able to replace the lost revenue, at least in the near term.

The Company purchased its products from three major vendors during the six months ended June 30, 2010 with each accounting for 41%, 31% and 14% of purchases, respectively. Accounts payable to these vendors were $34,852 as of June 30, 2010. The Company had three major vendors during six months ended June 30, 2009 with each vendor accounting for 62%, 12% and 12% of the total purchases.

9. OTHER PAYABLE AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at June 30, 2010 and December 31, 2009, respectively:

	2010	2009
Other payables	$10,546	$-
Accrued salaries	10,732	10,685
Total	$21,278	$10,685

10. DUE FROM RELATED PARTY

Due from related party represented payments of $19,818 made by the Company for a director’s expenses; it was an advance with no interest, payable upon demand, and was unsecured. This amount was repaid by the related party on August 27, 2010.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

11. TAXES PAYABLE

Taxes payable consisted of the following at June 30, 2010 and December 31, 2009:

	2010	2009
Value-added tax payable	$59,509	$48,209
Education surtax and other taxes payable	595	1,928
Income tax payable	652,253	499,842
Total	$712,357	$549,979

12. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special district. Prior to 2008, the Company was subject to tax at a statutory rate of 15% on income reported in the statutory financial statements after appropriated tax adjustments.  According to the new income tax law that became effective January 1, 2008, for those enterprises to which the 15% tax rate was applicable previously, the applicable rates shall be gradually increasing over a five-year period to reach the new statutory income tax rate of 25% as follows:

Year	Tax Rate
2007	15%
2008	18%
2009	20%
2010	22%
2011	24%
2012	25%

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2010 and 2009:

	2010	2009
US statutory rates	34.0%	34.0%
Tax rate difference	(9.0)%	(9.0)%
Effect of tax holiday	(3.0)%	(5.0)%

Other	(0.6)%	-%
Effective income tax rate	21.4%	20.0%

There were no material temporary differences as of June 30, 2010 and 2009.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. For the six months ended June 30, 2010, the Company transferred $0 to the reserve. For the year ended December 31, 2009, the Company transferred $38,821 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any. The fund may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

14. COMMITMENTS

Rents

The Company leased an office in Chongqing city under a long term, non-cancelable lease agreement on December 1, 2008 with expiration date on November 30, 2011 for monthly rent of approximately $527 (RMB 3,600). Based on the lease agreement, the Company will be required to pay penalty for early lease termination, which is the deposit for the lease along with the remaining rents up to the original lease termination date.

As of June 30, 2010, future minimum rental payments required under this operating lease is as follows:

Six months ending June 30,	Amount

2010	$6,300
2011	2,600
Total	$8,900

Total rental expense for the six months ended June 30, 2010 and 2009 was $24,213 and $5,620, respectively.

SHENZHEN ORB-FT NEW MATERIAL COMPANY LIMITED
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2010 (UNAUDITED) AND DECEMBER 31, 2009 (AUDITED)

Consulting Service

On March 1, 2010, the Company entered into a consulting service agreement expiring on December 31, 2010 with a consulting company. Under the agreement, this consulting company will provide a feasibility study and report to the Company for new products expansion, identify no less than five acquisition targets to the Company and guide the Company to consummate the acquisition. Total consulting fee is approximately $282,800 (RMB 1.92 million). The Company paid 50% of the consulting fee upon signing of the agreement, and will pay the remaining 50% of the consulting fee upon completion of the acquisition. The Company recorded the payment of first 50% of consulting fee as prepayment at June 30, 2010, and will expense it to general and administrative expense when the consulting service is rendered by the consulting firm. Based on the agreement, the Company can be subjected to a later payment penalty of two times the bank’s short term loan interest rate.

15. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchase and expense transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

16. SUBSEQUENT EVENT

The Company follows FASB ASC Topic 855-10-05, “Subsequent Events”. Accordingly, the Company has evaluated subsequent events through September 10, 2010, the date that the Financial Statements were available to be issued.